
                                                                        NSAR ITEM 77O

                                                                VK Ohio Quality Municipal Trust
                                                                      10f-3 Transactions

  UNDERWRITING #             UNDERWRITING           PURCHASED FROM   AMOUNT OF SHARES  % OF UNDERWRITING   DATE OF PURCHASE
                                                                         PURCHASED
         1          Virgin Island Public Financing   PaineWebber          2,500,000          0.837%           11/10/99



Underwriting Participants

Underwriters for #1
-------------------
Morgan Stanley & Co. Incorporated
Roosevelt & Cross